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                                                                     Exhibit 5.1




                         [ARTER & HADDEN LLP LETTERHEAD]


Advance Paradigm, Inc.                             October 26, 2000
Suite 1600
5215 N. O'Connor
Irving, Texas 75039

         Re:      Advance Paradigm, Inc.
                  Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to Advance Paradigm, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about October 26, 2000, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 3,499,997 shares (the "Shares") of the common stock, par value $.01 (the "Common Stock") of the Company.

         You have requested the opinion of this firm with respect to certain legal aspects of the Registration Statement. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction of (1) the Certificate of Incorporation and the By-laws of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the approval of that certain Agreement and Plan of Merger and Reorganization dated as of July 5, 2000 by and among the Company, Advance Paradigm FFI, Inc., a Florida corporation, Advance Paradigm PCI, Inc., an Ohio corporation, Advance Paradigm IPS, Inc., an Ohio corporation, Advance Paradigm HMN, Inc., an Ohio corporation, Advance Paradigm MRP, Inc., a Nevada corporation, First Florida International Holdings, Inc., a Florida corporation, Phoenix Communications International, Inc., an Ohio corporation, Innovative Pharmaceutical Strategies, Inc., an Ohio corporation, HMN Health Services, Inc., an Ohio corporation, Mature Rx Plus of Nevada, Inc., a Nevada corporation, and the Shareholders named on the signature page thereof (the "Agreement") and related matters; (3) the Registration Statement and exhibits thereto,


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Exhibit 5.1
October 26, 2000
Page 2

(4) copies of Certificates of Merger filed with the Secretaries of State of Ohio, Florida and Nevada; and (5) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Certificate of Incorporation, the By-laws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company without independent check or verification of their accuracy.

         Based upon our examination, consideration of, and reliance on the documents and other matters described above, and subject to the comments and exceptions noted below, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

         We bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guarantee of result. This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments that might affect any matters or opinions set forth herein.

         This opinion is limited in all respect to the Delaware General Corporation Law as in effect on the date hereof. We do not purport to be admitted to practice in the State of Delaware, but we have examined the Delaware General Corporation Law and case law thereunder to the extent that we considered necessary to render this opinion.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                 Respectfully submitted,



                                                 /s/ ARTER & HADDEN LLP